Exhibit 99.2

NEITHER THIS SECURITY NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND ANY SECURITIES ISSUABLE PURSUANT TO THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: February 19, 2025	Original Principal Amount: $100,000,000

CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued Convertible Promissory Note of XCF Global Capital, Inc., a Nevada corporation, (the “Company”), having its principal place of business at 5170 Golden Foothill Parkway, El Dorado Hills, California 95762, and is designated as its Convertible Promissory Note (this “Note”). This Note is due on the date that is one (1) year from the Original Issue Date (the “Maturity Date”). This Note supersedes in its entirety that certain Secured Convertible Promissory Note dated December 8, 2023.

FOR VALUE RECEIVED, the Company promises to pay to RESC Renewables Holdings, LLC, a Nevada limited liability company, or its registered assigns (the “Holder”), the principal sum of $100,000,000 (the “Original Principal Amount”) as provided hereunder.  This Note is subject to the following additional provisions:

Section 1.            Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Membership Interest Purchase Agreement, by and between the Holder and Company, dated the date hereof (the “Purchase Agreement”), and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not contested within 60 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not contested or stayed within 60 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, excluding direct discussions between one or more lenders for the purpose of modifying, or attempting to modify, the terms of existing loan and/or security agreements, or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Event of Default” shall have the meaning set forth in Section 4(a).

“Note Register” shall mean the records of the Company that document registration and transfers of this Note.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2.            Principal Payments. The Company agrees to pay the principal amount due and owing under this Note in cash on the Maturity Date, unless this Note is converted in full before the Maturity Date.

Section 3.             Registration of Transfers and Exchanges.

a)      Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)       Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue.  In the event the Holder assigns the Holder’s rights and entitlements under this Note to another Person (the “Assignee”), the Company shall amend the Note Register only upon receiving authorization to do so from each of the Holder and the Assignee.

Section 4.             Events of Default.

a)       “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.	any default in the payment of any amount of the Note as and when the same shall become due and payable (whether by acceleration or otherwise) which default is not cured within three (3) Trading Days;

ii.
the Company shall fail to observe or perform any other material covenant or agreement contained in the Note which failure is not cured, if possible to cure, within five (5) Trading Days after notice of such failure sent by the Holder to the Company;

iii.	any representation or warranty made in this Note shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.	the Company shall be subject to a Bankruptcy Event;

v.
the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) such default is not fully cured by the Company prior to the expiration of any applicable grace or cure period;

vi.
the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

vii.
the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company having an aggregate fair value or repair cost (as the case may be) in excess of $1,000,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

viii.
any monetary judgment, writ or similar final process shall be entered or filed against the Company or any of its respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five (45) calendar days;

b)       Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s demand, immediately due and payable in cash.

Section 5.             Prepayment; Adjustment to Principal Amount.

a)       At any time upon not less than 3 days and not more than 30 days prior written notice to the Holder, the Company may prepay any cash portion of the principal amount of this Note (collectively the “Prepayment Amount”), without penalty by providing written notice to the Holder. The written notice shall, among other items, state the date such Prepayment Amount is to be paid in cash to the Holder, which shall not in any event be less than 3 days and not more than 30 days from the date of providing the prepayment notice to the Holder (the “Prepayment Date”).

b)        Pursuant to Section 8.06 of the Purchase Agreement, the Company shall be entitled to treat any amount owed by Seller as a Prepayment Amount.

c)       Pursuant to Section 2.02(d) of the Purchase Agreement, the Company and the Holder shall adjust the principal amount of this Note to take into account any variation of the New Rise Liabilities from the estimated New Rise Liabilities previously provided to Buyer.

Section 6.             Miscellaneous.

a)        Notices.  The notices provision in Section 10.02 of the Purchase Agreement shall apply to this Note.

b)       Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal on this Note at the time, place, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c)       Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

i.
This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

ii.
ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEVADA IN EACH CASE LOCATED IN THE CITY OF RENO AND COUNTY OF STOREY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

iii.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

e)       Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f)        Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g)       Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)       Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.             Conversion.

a)      Mandatory Conversion. All amounts outstanding under this Note shall convert automatically, without any action by the Holder, into Common Shares upon closing of the Business Combination, as defined in and pursuant to that certain Business Combination Agreement by and among Focus Impact BH3 Acquisition Company, Focus Impact BH3 Newco, Inc., Focus Impact BH3 Merger Sub 1, LLC, Focus Impact BH3 Merger Sub 2, Inc., and the Company dated as of March 11, 2024 (the date of such closing, the “Closing Date”). The number of Common Shares to which Holder shall be entitled upon the Closing Date (the “Conversion Shares”) is equal to the amount outstanding under this Note as of the Closing Date divided by ten dollars ($10.00) per share.

b)       Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after the Closing Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates or book-entry statement representing the Conversion Shares, which, on or after the date on which if the resale of such Conversion Shares are covered by and are being sold pursuant to an effective registration statement under the Securities Act or such Conversion Shares are eligible to be sold under Rule 144 promulgated under the Securities Act without the need for current public information, shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired or being sold, as the case may be, upon the conversion of this Note; provided that the Company has received an opinion of counsel to such effect reasonably acceptable to the Company. All certificates or book-entry statements required to be delivered by the Company under this Section 7(b) shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless the Company or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program, then the Company shall issue and deliver to the address as specified in such Conversion Notice, a certificate (or certificates), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If the Conversion Shares are not being sold pursuant to an effective registration statement under the Securities Act or if the Closing Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 promulgated under the Securities Act without the need for current public information, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

c)       Obligation Absolute.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, indemnification, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason.

d)       Validity of Common Shares. The Company covenants that all shares of Common Shares that shall are issuable hereunder shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

e)        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share, subject to Holder’s approval.

f)        Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

XCF GLOBAL CAPITAL, INC.

By:	/s/ Mihir Dange
Name:	Mihir Dange
Title:	Chief Executive Officer